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                                  EXHIBIT 20.1

                         MAP OF THE COMPANY'S PARCELS IN
                        DOWNTOWN PROVIDENCE, RHODE ISLAND

         The map in Form 10-KSB is a plan of a portion of downtown Providence, Rhode Island, which indicates those parcels owned by the Company in that area known as "Capital Center" and immediately adjacent thereto. A legend contains the Parcel Number, the Parcel Size and the Development on the Parcels as follows:

 PARCEL NO        SQUARE FEET
 ---------        -----------
 CAPITAL
 CENTER           PARCEL SIZE                            DEVELOPMENT OF PARCELS

    2               92,000
    3S              48,000..................     13 Story Office Building -
                                                 235,000 gross square feet
    3W              35,000
    3E              24,000
    4W              46,000
    4E              22,000
    5               54,000..................     8 Story Luxury Apartment Building -
                                                 454,000 gross square feet
    6              276,000
    7A              76,000..................     330 Car Public Parking Garage
    8               36,000..................     4 Story Office Building - 114,000 gross
                                                 square feet
    9               72,000

OUTSIDE
CAPITAL
CENTER
   21                3,000
   22               15,000